===============================================================================

                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement     [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14C-5(D)(2))

[_]  Definitive Information Statement

                                NGC CORPORATION
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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*    Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                                NGC CORPORATION
                          1000 LOUISIANA, SUITE 5800
                             HOUSTON, TEXAS 77002

                   NOTICE OF THE TAKING OF CORPORATE ACTION
                     WITHOUT A MEETING BY WRITTEN CONSENT

  This Notice and the accompanying Information Statement are being furnished to the stockholders of NGC Corporation, a Delaware corporation (the "Company"), in connection with the amendment of the Company's Restated Certificate of Incorporation to effect a change in the name of the Company (the "Amendment").

  The Executive Committee of the Board of Directors by written consent dated June 3, 1998 has approved, and stockholders representing 116,369,628 shares (approximately 76.3%) of the [152,581,384] shares of Common Stock outstanding on June 8, 1998 have consented in writing, to the Amendment. Such approval and consent are sufficient under Section 228 of the Delaware General Corporation Law and the Company's Bylaws to approve the Amendment. Accordingly, your consent is not required and is not being solicited.

  The accompanying Information Statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors,

                                          /S/ Kenneth E. Randolph
                                          -------------------------------------
                                          Kenneth E. Randolph
                                          Secretary

June 15, 1998

                WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT.

  PRELIMINARY INFORMATION STATEMENT, AS FILED WITH THE COMMISSION ON JUNE 4,
                                     1998

                                NGC CORPORATION
                          1000 LOUISIANA, SUITE 5800
                             HOUSTON, TEXAS 77002

                             INFORMATION STATEMENT

  This Information Statement is being furnished to stockholders of NGC Corporation, a Delaware corporation (the "Company"), to advise them of corporate action taken without a meeting by less than unanimous written consent of stockholders in accordance with the provisions of Section 228 of the Delaware General Corporation Law ("DGCL") to amend the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a change in the name of the Company (the "Amendment").

  The Executive Committee of the Board of Directors by written consent dated June 3, 1998 has approved, and a total of three stockholders (the "Consenting Stockholders") representing 116,369,628 shares (approximately 76.3%) of the [152,581,384] outstanding shares of Common Stock of the Company on June 8, 1998 (the "Record Date") have consented in writing to the Amendment. Accordingly, all corporate actions necessary to authorize the Amendment have been taken. In accordance with the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authorization of the Amendment by the Executive Committee of the Board of Directors and Consenting Stockholders will not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Promptly following the expiration of this twenty day period, the Company intends to file the Amendment with the Delaware Secretary of State. The Amendment will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing (the "Effective Date"). The Company expects to effect the Amendment on July 6, 1998. The executive offices of the Company are located at 1000 Louisiana, Suite 5800, Houston, Texas 77002.

  PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

  This Information Statement is first being sent or given to holders of the Company's outstanding Common Stock, the Company's only class of voting securities outstanding, on or about June 15, 1998. Each holder of record of shares of the Company's Common Stock at the close of business on the Record Date is entitled to receive a copy of this Information Statement.

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

GENERAL

  The Executive Committee of the Board of Directors and Consenting Stockholders have approved the Amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company from "NGC Corporation" to "Dynegy Inc.". The complete text of the Certificate of Amendment which reflects the Amendment is set forth in Appendix A, however, such text is subject to change to the extent required by the Delaware Secretary of State. Upon filing of the Certificate of Amendment with the Delaware Secretary of State, the change in the name of the Company will be effective.

  The Amendment will be effected by means of filing the Certificate of Amendment with the Delaware Secretary of State. In accordance with the regulations promulgated under the Exchange Act, the authorization of the Amendment by the Executive Committee of the Board of Directors and Consenting Stockholders shall not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Promptly following the expiration of this twenty day period, the Company intends to file the Certificate of Amendment with the Delaware Secretary of State and the Amendment will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing ("Effective Date").

              PRINCIPAL EFFECTS OF AND REASONS FOR THE AMENDMENT

  The principal effect of the Amendment will be to change the name of the Company from NGC Corporation to Dynegy Inc. After the Effective Date, which is expected to occur on July 6, 1998, the Company's Common Stock will trade under
the symbol "    " on the New York Stock Exchange ("NYSE"). The Amendment will not affect the registration of the shares under the Securities Exchange Act of 1934, as amended, or the listing of the shares on the NYSE (except for the change in the Company's ticker symbol). Holders of the Company's Common Stock will not be asked to exchange stock certificates to reflect the change in the Company's names, and all outstanding certificates shall continue to represent shares of the Company's Common Stock after the Effective Date. Accordingly, stockholders should not submit stock certificates to the Company or its transfer agent as a result of the Amendment. The Company changed its name to Dynegy Inc. in order to recognize the Company's evolution from a natural gas marketing company to an energy company with a full range of energy products and services to meet the growing challenges of the energy market of the future.

  The Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Amendment.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of Common Stock as of June 8, 1998, by (i) each person who is known by the Company to own beneficially 5% or more of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the summary compensation table of the Company's proxy statement for its 1998 annual meeting, and (iv) all directors and executive officers of the Company as a group. Share amounts and percentages shown for each individual or group in the table are adjusted to give effect to the exercise of all options and warrants exercisable by such individual or group within 60 days of June 8, 1998.

                                         NUMBER OF SHARES(1) PERCENT OF CLASS(2)
                                         ------------------- -------------------
BG Holdings, Inc.(3)...................      38,789,876             25.4
 5444 Westheimer
 Houston, Texas 77056
BG plc(3)(4)...........................      38,789,876             25.4
 100 Thames Valley Park Drive
 Reading
 Berkshire RG6 1PT
NOVA Gas Services (U.S.) Inc.(3).......      38,789,876             25.4
 690 Mechanic Street
 Leominster, Massachusetts 01453
NOVA Corporation(3)(5).................      38,789,876             25.4
 801 Seventh Avenue, S.W.
 Calgary, Alberta T2P 2N6
Chevron U.S.A. Inc.(3)(6)..............      38,789,876             25.4
 1301 McKinney
 Houston, Texas 77010
Chevron Corporation(3)(6)(7)...........      38,789,876             25.4
 575 Market Street
 San Francisco, California 94104
C.L. Watson(8).........................       9,004,822              5.8
 1000 Louisiana, Suite 5800
 Houston, Texas 77002
Thomas M. Matthews(9)..................           1,000                *
Stephen W. Bergstrom(10)...............       2,196,991              1.4
John U. Clarke(9)......................           3,000                *
Kenneth E. Randolph(11)................       1,184,003                *
Stephen J. Brandon.....................              --               --
Frank J. Chapman.......................              --               --
Paul Nicholas Woollacott...............              --               --
Jeffrey M. Lipton(12)..................           7,810                *
Jack S. Mustoe.........................              --               --
A. Terence Poole.......................           3,655                *
Darald W. Callahan.....................              --               --
Peter J. Robertson.....................              --               --
Patricia A. Woertz.....................              --               --
Daniel L. Dienstbier...................           9,306                *
J. Otis Winters(13)....................          13,939                *
Executive Officers and Directors of the
 Company as a Group
 (19 persons)(8)(9)(10)(11)(12)(13)....      12,468,522              8.1

--------
  * Less than 1%.
 (1) Unless otherwise noted, each of the persons has sole voting and investment power with respect to the shares reported.
 (2) Based upon [152,581,384] shares of Common Stock outstanding at June 8,
     1998.
 (3) BG Holdings, Inc. ("BG Holding"), NOVA Gas Services (U.S.) Inc. ("NOVA Gas"), and Chevron U.S.A. Inc. ("Chevron") are parties to that certain Stockholders Agreement effective August 31, 1996 (the "NGC Stockholders Agreement"), which provides that, among other things, the parties thereto will vote their Common Stock, subject to certain conditions, to elect as the thirteen directors of NGC, three designees of BG Holding, three designees of NOVA Gas, three designees of Chevron, two officers of NGC nominated by the Board and two independent directors nominated by the Board. Approximately 76.3%, or 116,369,628 shares of Common Stock are subject to the NGC Stockholders Agreement.
 (4) BG plc, through subsidiaries, indirectly owns 100% of the capital stock of BG Holding. Consequently, BG plc may be deemed to beneficially own all of the shares of Common Stock owned of record by BG Holding.
 (5) NOVA Corporation ("NOVA"), through subsidiaries, indirectly owns 100% of the capital stock of NOVA Gas. Consequently, NOVA may be deemed to beneficially own all of the shares of Common Stock owned of record by NOVA Gas.
 (6) Excludes 7,143,363 shares of NGC Series A Participating Preferred Stock ("Preferred Stock") held of record by Chevron. Each share of Preferred Stock may be converted into one share of Common Stock at the option of Chevron upon the occurrence of certain events or automatically upon the sale by Chevron to a non-affiliate.
 (7) Chevron Corporation beneficially owns 100% of the capital stock of Chevron. Consequently, Chevron Corporation may be deemed to beneficially own all of the shares of Common Stock and Preferred Stock owned of record by Chevron.
 (8) Includes 7,143,531 shares held of record by Wincrest Ventures L.P., a limited partnership, of which Mr. Watson and his wife are the sole shareholders of the corporate general partner and of which his wife and certain trusts (the "Trusts") established by Mr. Watson for the benefit of his three minor children, of which Mr. Watson or his wife are the sole trustees, and a corporation, of which Mr. Watson and the Trusts are the sole shareholders, are the sole limited partners (the "Family Limited Partnership"). Mr. Watson may be deemed to beneficially own all of the shares of Common Stock held by the Family Limited Partnership. The number of shares also includes 85,326 shares of Common Stock that are owned by certain trusts established by Mr. Watson for the benefit of his wife, his three minor children and himself. Mr. Watson is the sole trustee of these trusts. Mr. Watson may be deemed to beneficially own all of the shares of Common Stock held by such trusts. Also includes 1,775,965 shares of Common Stock issuable upon the exercise of employee stock options held by Mr. Watson that are exercisable within 60 days of June 8, 1998. The number of shares does not include approximately 2,127 shares of Common Stock held by the Trustee of the NGC Corporation Profit Sharing/401(k) Savings Plan (the "401(k) Plan") as of December 31, 1997, for the account of Mr. Watson. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, participants may elect to take cash in lieu of shares of Common Stock upon termination of their employment.
 (9) The number of shares does not include approximately 646 and 401 shares, respectively, of Common Stock held by the Trustee of the 401(k) Plan as of December 31, 1997, for the accounts of Messrs. Matthews and Clarke, respectively. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, participants may elect to take cash in lieu of shares of Common Stock upon termination of their employment.
(10) Includes 580,563 shares of Common Stock that is owned by trusts established by Mr. Bergstrom for the benefit of his two minor children. Mr. Bergstrom's father is the sole trustee of such trusts. Mr. Bergstrom disclaims beneficial ownership of all of the shares of Common Stock held by such trusts. Also includes 16,760 shares of Common Stock issuable upon the exercise of employee stock options held by Mr. Bergstrom that are exercisable within 60 days of June 8, 1998. The number of shares does not include approximately 2,357 shares of Common Stock held by the Trustee of the Company's 401(k) Plan as of December 31, 1997 for the account of Mr. Bergstrom. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, participants may elect to take cash in lieu of shares of Common Stock upon their termination of employment.
(11) Includes 26,776 shares of Common Stock issuable upon the exercise of employee stock options held by Mr. Randolph that are exercisable within 60 days of June 8, 1998. The number of shares does not include approximately 2,175 shares of Common Stock held by the Trustee of the Company's 401(k) Plan as of December 31, 1997 for the account of Mr. Randolph. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, participants may elect to take cash in lieu of shares of Common Stock upon termination of their employment.
(12) Includes 800 shares of Common Stock owned by Mr. Lipton's wife.
(13) Includes 7,711 shares of Common Stock held by Mr. Winters and 6,228 shares issuable to Mr. Winters upon the exercise of an immediately exercisable warrant.

                                          By order of the Board of Directors

                                          /s/ Kenneth E. Randolph
                                          -------------------------------------
                                          Kenneth E. Randolph
                                          Secretary
June 15, 1998

                                                                     APPENDIX A

                           CERTIFICATE OF AMENDMENT
                                      TO
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                NGC CORPORATION

  NGC CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

  FIRST: That on June 3, 1998 the Board of Directors of the Corporation duly adopted resolutions by unanimous written consent in lieu of a meeting in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law ("DGCL") proposing and declaring the following amendment of the Restated Certificate of Incorporation of the Corporation to be advisable and recommending the adoption of such amendment by the stockholders of the Corporation.

  SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the requisite stockholder approval was obtained by written consent to the following amendment in accordance with the provisions of
Section 228 of the DGCL and prompt notice of taking of corporate action without a meeting has been duly given in accordance with Section 228(d) of the DGCL.

  THIRD: The Restated Certificate of Incorporation of the Corporation is amended by deleting Article First in its entirety and replacing it with a new Article First which reads as follows:

    FIRST. The name of the corporation is "Dynegy Inc." (the "Corporation").

  FOURTH: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

  FIFTH: This Certificate of Amendment shall become effective at the close of business on the day of the filing hereof in the office of the Secretary of State of the State of Delaware.

  IN WITNESS WHEREOF, NGC Corporation has caused this certificate to be signed
by        , its      , this        day of July, 1998.

                                          NGC Corporation

                                          By: _________________________________